Exhibit 10.7

ORIGINAL

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – MODIFIED NET

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

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1.                                      Basic Provisions (“Basic Provisions”)

1.1                               Parties: This Lease (“Lease”), dated for reference purposes only, August 6, 1997, is made and between Ben and Ariela Lawee (“Lessor”) and HWE, INC., a California Corporation, d.b.a.   Interactive Health (“Lessee”) (collectively the “Parties,”  or individually a “Party”).

1.2(a)                   Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3030 Walnut Avenue, located in the City of Long Beach County of Los Angeles, State of California, with zip code 90807, as outlined on Exhibit A attach hereto (“Premises”). The “Building” is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): The approximate 54,352 square foot front portion of that certain 98,515 square foot concrete tilt-up distribution building - See Exhibit A

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvement thereon, are herein collectively referred to as the “Industrial Center.” (Also see Paragraph 2.)

1.2 (b)               Parking: n/a unreserved vehicle parking spaces (“Unreserved Parking Spaces”): and Fifty (50) reserved vehicle parking spaces (“Reserved Parking Spaces”). (Also see  Paragraph 2.6.)

1.3                                 Term: Five years and 0 months (“Original Term”) commencing October 1, 1997 (“Commencement Date”) and ending September 30, 2002 (“Expiration Date”). (Also see Paragraph 3.)

1.4                                 Early Possession: September 15, 1997 (“Early Possession Date”). (Also see Paragraphs 3.2 and 3.3.)

1.5                                 Base Rent: $20,653.76 per month (“Base Rent”), payable on the first day of each month commencing

October 1, 1997 (Also see Paragraph 4.)

☒                                    If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum 11, attached hereto.

1.6(a)                   Base Rent Paid Upon Execution: $20, 653.76  as Base Rent for the period October 1, 1997 - October 31, 1997

1.6 (b)               Lessee’s Share of Common Area Operating Expenses: 55.171 percent (   % ) (“Lessee’s Share”) as determined by

☒                                    prorata square footage of the Premises as compared to the total square footage of the Building or [   ] other criteria as described in Addendum        .

1.7                                 Security Deposit: $22,827.84 (“Security Deposit”). (Also see Paragraph 5.)

1.8                                 Permitted Use: Warehousing / distribution / related subassembly operations,  service & repair of electronic health equipment, furniture and related products; related office (“Permitted Use”) (Also see Paragraph 6.) uses.

1.9                                 Insuring Party. Lessor is the “Insuring Party.” (Also see Paragraph 8.)

1.10(a)             Real Estate Brokers. The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

☒                                    Matlow-Kennedy Commercial represents Lessor exclusively (“Lessor’s Broker”);

☒                                    Corporate Planners & Coordinators represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                                           represents both Lessor and Lessee (“Dual Agency”). (Also see Paragraph 15.)

1.10(b)            Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $      ) for brokerage services rendered by said Broker(s) in connection with this transaction.

1.11                           Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by n/a  (“Guarantor”). (Also see Paragraph 37.)

1.12                           Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 25, and Exhibits A through             , all of which constitute a part of this Lease.

2.                                       Premises, Parking and Common Areas.

2.1                                 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, convenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee’s Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2                                 Condition.  Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expenses. If Lessee does not give Lessor written notice of a non-compliance with this warranty within ** after the Commencement Date, correction of that non-compliance shall be the obligation of  Lessee at Lessee’s sole cost and expense.

** Addendum Paragraph 2

2.3                                 Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee’s direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor’s consent or at Lessor’s direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within ** following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor’s expense, as may be reasonable or appropriate to rectify the non-compliance.

** Addendum 2

Addendum Paragraph 3

2.4                                 Acceptance of Premises.  Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any convenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Lessee’s intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5                                 Lessee as Prior Owner / Occupant.  The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee’s sole cost and expense, correct any non-compliance of the Premises with said warranties.

Initials:	/s/ BL AL CP

2.6                                 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

Addendum Paragraph 4

(a)                                  Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)                                 If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or low away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(c)                                  Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

2.7                                 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.8                                 Common Areas - Lessee’s Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9                                 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

2.10                           Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)                                  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)                                 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d)                                 To add additional buildings and improvements to the Common Areas;

(e)                                  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(f)                                    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.                                       Term.

3.1                                 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2                                 Early Possession. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent ** shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

**Addendum Paragraph 5

3.3                                 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

Addendum Paragraph 6

4.                                       Rent.

4.1                                 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

4.2                                 Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)                                  “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

(i)                                     The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

(aa)                            The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

(bb)                          Exterior signs and any tenant directories.

(cc)                            Fire detection and sprinkler systems.

(ii)                                  The cost of water, gas, electricity and telephone to service the Common Areas.

(iii)                               Trash, disposal and security services and the costs of any environmental inspections

Addendum Paragraph 7

(iv)                              Reserves set aside for maintenance and repair of Common Areas.

(v)                                 Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

(vi)                              The cost of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

(vii)                           Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)                        Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

Addendum Paragraph 8

(b)                                 Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

(c)                                  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)                                 Lessee’s Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 4.2(d) during said preceding year exceed Lessee’s Share as indicated on said statement, Lessee shall be credited the amount of such over-

Initials:	/s/ BL AL CP

payment against Lessee’s Share of Common Area Operating Expenses next becoming due. If Lessee’s payments under this Paragraph 4.2(d) during said preceding year were less than Lessee’s Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5.                                       Security Deposit.  Lessee shall deposit with Lessor upon Lessee’s execution hereof the Security Deposit set forth in paragraph 1.7 as security for Lessee's faithful performance of Lessee’s obligations under this Lease.  If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall, at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion the Security Deposit not used or applied by Lessor.  Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                       Use.

6.1                                 Permitted Use.

(a)                                  Lessee shall use and occupy the Premises only for the Permitted Use set forth in paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

(b)                                 Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee’s assignees or subtenants and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6.  If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor’s reasonable objections to the change in use.

6.2                                 Hazardous Substances.

(a)                                  Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence; use, manufacture, disposal, transportation, spill, release or effect, either itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the pubic health, safety or welfare, the  environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, any products or by-products thereof.  lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter define of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with Applicable Requirements (as defined in Paragraph 6.3).  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and do not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefore.  In addition, Less may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary  protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

Addendum Paragraph 9

(b)                                 Duty to inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)                                  Indemnification.  Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee’s control.  Lessee obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3                                 Lessee’s Compliance with Requirements.  Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4                                 Inspection; Compliance with Law.  Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements( as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination.  In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

7.                                       Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1                                 Lessee’s Obligations.

(a)                                  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)                                 Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilation systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)                                  If Lessee fails to perform Lessee’s obligations under this paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair; in accordance with Paragraph 13.2 below.

7.2                                 Lessor’s Obligations. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance with Covenants; Restrictions and Building Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2 shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke

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detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.  Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

7.3                                 Utility Installations, Trade Fixtures, Alterations.

(a)                                  Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment which can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures.  “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).  Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent.  Lessee may, however make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor’s consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2,500.00.

(b)                                 Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner.  Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements.  Lessee shall ? upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee’s providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

(c)                                  Lien Protection.  Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.  If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.  If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.  In addition, Lessor may require Lessee to pay Lessor’s attorneys’ fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4                               Ownership, Removal, Surrender, and Restoration.

(a)                                  Ownership. Subject to Lessor’s right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises.  Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations.  Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b)                                 Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor.  Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

(c)                                  Surrender/Restoration.  Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted.  Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease.  Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice.  Lessee’s Trade Fixtures shall remain the property or Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.                                       Insurance; Indemnity.

8.1                                 Payment of Premiums.  The cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to paragraph 4.2 hereof.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2                                 Liability Insurance.

(a)                                  Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “Insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance required by this Lease or as carried by Leasee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose Insurance shall be considered excess insurance only.

(b)                                 Carried by Lessor.  Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be names as an additional insured therein.

8.3                                 Property Insurance-Building, Improvements and Rental Value.

(a)                                  Building and Improvements.  Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any lender(s), insuring against loss or damage to the Premises.  Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost.  Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee’s personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor’s policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance.  Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b)                                 Rental Value.  Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss.  Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period.  Common Area Operating Expenses shall include any deductible amount in the event of such loss.

(c)                                  Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)                                 Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4                             Lessee’s Property Insurance.  Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee’s personal property.  Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a).  Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations.  Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

8.5                             Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of “Best’s Insurance Guide.” Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in

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to Lessor’s rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at Lessor’s option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimate cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor’s desire to terminate to Lease as of the date sixty (60) days following the date of such notice.  In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease.  Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the excess cost of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal assurance thereof within thirty (30) days following said commitment by Lessee.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

Addendum Paragraph 10

9.8                                 Termination - Advance Payments.  Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9                                 Waiver of Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.          Real Property Taxes.

10.1                           Payment of Taxes.  Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2                           Real Property Tax Definition.  As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary, or extraordinary and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.  In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation or Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

Addendum Paragraph 11

10.3                           Additional Improvements.  Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees.  Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4                           Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5                           Lessee’s Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center.  When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                                 Utilities.  Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.  If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

12.                                 Assignment and Subletting.

12.1                           Lessor’s Consent Required.

(a)                                  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent given under the subject to the terms of Paragraph 36.

(b)                                 A change in the control of Lessee shall constitute an assignment requiring Lessor’s consent.  The transfer, on a cumulative basis, of or more of the voting control of Lessee shall constitute a change in control for this purpose.

Addendum Paragraph 12

(c)                                  The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent.  “Net Worth of Lessee” for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

Addendum Paragraph 12

(d)                                 An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period.  If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to terminate this Lease.

(e)                                  Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2                           Terms and Conditions Applicable to Assignment and Subletting.

(a)                                  Regardless or Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b)                                 Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor’s rights to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c)                                  The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee.  However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d)                                 In the event of any Default or Breach of Lessee’s obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible of the performance of the Lessee’s obligations under this Lease, including any sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)                                  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of as reasonable consideration for Lessor’s considering and processing the request for consent.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

Addendum Paragraph 13

(f)                                    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

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this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall [ILLEGIBLE] lable or subject to modification except after thirty (30) days’ prior written notice to Lessor.  Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “Insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost there to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6                                 Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8.  The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.  Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                                 Indemnity. Except for Lessor’s negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease.  The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment.  In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be so indemnified.

8.8                                 Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.  Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.                                       Damage or Destruction.

9.1                                 Definitions.

(a)                                  “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b)                                 “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Premises other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

(c)                                  “Insured Loss” shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(d)                                 “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e)                                  “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2                                 Premises Partial Damage - Insured Loss. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.  In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect.  If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction.  Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3                                 Partial Damage - Uninsured Loss.  If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full force and effect), Lessor may at Lessor’s option, either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue is full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice.  In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage totally at Lessee’s expenses and without reimbursement from Lessor.  Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

9.4                                 Total Destruction.  Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have right to recover Lessor’s damages from Lessee except as released and waived in Paragraph 9.7.

9.5                                 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage.  Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6                                 Abatement of Rent; Lessee’s Remedies.

(a)                                  In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b)                                 If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice.  If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice.  If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect.  “Commence” as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9.7                                 Hazardous Substance Conditions.  If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject

Initials:	/s/ BL AL CP

ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE shall constitute part of that Lease dated August 6, 1997, (the “Lease”) by and between Ben and Ariela Lawee (“Lessor”) and H.W.E., Inc., a California Corporation, d.b.a. Interactive Health (“Lessee”) for the Premises commonly known as 3030 Walnut Avenue, Long Beach, California 90807, and the terms hereof shall for all purposes be deemed incorporated in the Lease.

1.                                       Base Rent shall be adjusted as follows:

Base Rent for the period 10/01/97 through 09/30/98 shall be $20,653.76 per month.

Base Rent for the period 10/01/98 through 09/30/99 shall be $21,197.28 per month.

Base Rent for the period 10/01/99 through 09/30/00 shall be $21,740.80 per month.

Base Rent for the period 10/01/00 through 09/30/01 shall be $22,284.32 per month.

Base Rent for the period 10/01/01 through 09/30/02 shall be $22,827.84 per month.

2.                                       . .. . one (1) year . . .

3.                                       Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

4.                                       Lessee shall have exclusive use of the fifty (50) parking spaces as designated on Exhibit A (“Site Plan”). Notwithstanding the provisions of Paragraph 2.6, Lessee shall be permitted to park over-size trucks and other vehicles in its designated parking spaces provided said vehicles do not disturb the ingress or egress of other tenants of the Industrial Center.

5.                                       . .. . and Common Area Operating Expenses . . .

6.                                       Lessor hereby acknowledges that failure by Lessor to deliver possession of the Premises to Lessee by the Early Possession Date will result in Lessee having to hold-over for an additional month at its existing premises. In such event, Lessee shall not be required to pay Base Rent and Lessee’s Share of Common Area Operating Expenses for the month of November, 1997. Lessor acknowledges that Lessee intends to complete its move into the Premises so that Lessee will be able to commence business operations by October 1, 1997. This includes not only the transfer of stock and merchandise, but also the installation of Lessee’s communication systems. Lessee acknowledges that Lessor will continue to occupy the Premises during normal business hours (8:00 a.m. to 6:00 p.m.) during the Early Possession period in order to wind down its business. Lessee agrees to permit Lessor to maintain or install a communication system during the Early Possession period so long as this does not interfere with Lessee’s move into the Premises and installation of its own

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communication systems. Both Lessor and Lessee shall reasonably cooperate with each other during this transaction period.

7.                                       . .. . accounting, . . .

8.                                       Notwithstanding the above, it is agreed that the Common Area Operating Expenses shall not be incurred unless reasonably necessary and, in all events, shall be reasonable in amount. Further, Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of the expenses listed in this paragraph, (i) resurfacing of the packing areas, loading and unloading areas or walkways, (ii) repairs or replacements required to the structural portions of the Building and the roof, and (iii) the painting of the outside of the Building, by a fraction, the numerator of which is one (1), and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to federal income tax regulations or guidelines for depreciation thereof including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountant with Lessee reserving the right to prepay its obligation at any time.

9.                                       Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees and contractors, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits, attorneys’ fees and consultant’s fees arising out of or involving any Hazardous Substance located in, on, under or about the Premises, building or industrial center, as of the Commencement Date or brought onto the Premises, building or industrial center by Lessor, or by anyone under Lessor’s control during the term of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances unless specifically so agreed by Lessee in writing at the time of such agreement.

10.                                 If a Hazardous Substance Condition occurs and either existed as of the Commencement Date or was brought on to the Premises, building or industrial center by Lessor or by anyone under Lessor’s control, Lessee shall have the option to terminate this Lease by giving written notice to Lessor of its election to terminate within thirty (30) days following receipt by Lessee of knowledge of such Hazardous Substance Condition.

11.                                 Notwithstanding the above, Lessee shall not be responsible for any increases in Real Property Taxes resulting from a change in ownership of the Building during the Lease Term.

12.                                 . . . fifty percent (50%) . . .

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13.                                 . . . $750.00 . . .

14.                                 . . . (except under Paragraph 13.2 of this Lease) . . .

15.                                 . . . five (5) days after notice of failure to pay such amount when due, then . . .

16.                                 In the event that a Late Charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

17.                                 . . . and shall be kept confidential.  In no event shall Lessee be required to furnish any documentation under this paragraph in the event the potential lender or purchaser is a competitor of Lessee or affiliated with a competitor of Lessee.

18.                                 . . . provided such transfer or assignment shall not alter the primary liability of the prior lessor for the obligations of Lessor arising in connection with Paragraph 6.2 of this Lease.

19.                                 . . . upon reasonable advance notice . . .

20.                                 . . . and show the Premises to prospective lessees . . .

21.                                 Subject to Lessor’s approval and with a city permit, Lessee shall have the right, at Lessee’s expense, to install a sign on the building above the offices or to install a monument sign in front of the building.  Lessee shall not have any rights to the freeway sign.

22.                                 Lessor to perform, at its expense, the following work prior to the Commencement Date: i) demise the Premises with a wall of aluminum frame and drywall; ii) repaint the offices; and iii) clean all carpets.

23.                                 Lessor agrees to provide the property set forth in this paragraph for the use of Lessee during the term of this Lease or any extension.  Lessee agrees to return the property to Lessor at the end of its tenancy, in the same condition as received, reasonable wear and tear excepted:

1.                                                               Roller-belt assy, metal (6 ea.)

2.                                                               Cabinet, 4’, wood, wht/gm

3.                                                               Work benches, wood & putty (2 ea.)

4.                                                               Parts rack assy (small parts), 7 shelf, dbl-sided, dbl-width (7 ea.)

5.                                                               Parts rack assy (medium parts), single tier (11 ea.)

6.                                                               Parts rack assy (large parts), dbl-width (9 ea.)

7.                                                               Wall racks, 5 tier (4 ea.)

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8.                                                               Wall racks, 2 tier (11 ea.)

9.                                                               Podium, shipping

10.                                                         Ladder, rolling, blue

11.                                                         Forklift, electric (Big Joe)

12.                                                         Pallet jacks, BT Lifters (5 ea.)

13.                                                         Desk, walnut w/o return

14.                                                         Cabinet, 6’, blk metal, 2 door, locking

15.                                                         Desk: blk with oak trim and return (3 ea.)

16.                                                         Microwave oven, GE Spacemaker (2 ea.)

17.                                                         Paper towel dispenser, wall-mounted

18.                                                         Refrigerator, GE

19.                                                         Refrigerator, Combo 65 miniature

20.                                                         Stove, Dacor 4 burner electric

21.                                                         Stove, 2 burner electric

22.                                                         White board, 7’x4’

24.                                 Option to Extend dated August 6, 1997, attached hereto, is hereby incorporated by this reference.

25.                                 The Lease, this Addendum and any related documents may be signed in counterpart.

LESSOR:		LESSEE:

BEN AND ARIELA LAWEE		HWE, INC., A CALIFORNIA
CORPORATION, D.B.A.
INTERACTIVE HEALTH

BY:	/s/ Ben Lawee	BY:	/s/ Carolyn Perrier

BY:	/s/ Ariela Lawee	BY:

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